Exhibit (c)(14)

Presentation to Farm Bureau Property & Casualty Insurance Company Board Discussion Materials Goldman, Sachs & Co. November 25, 2020 PRIVAT E AND CONFIDENT IAL. T hi s document i s bei ng sent to you for your i nformation only as an i nvestment banki ng cl ient of Gol dman Sachs and shoul d not be fo rwarded outsi de of your organi zation. T his document has been prepared by the Investment Banki ng Di visi on and i s not a product of Gol dman Sach s Gl obal Investment Research. T his document shoul d not be used as a basi s for tradi ng i n the securi ti es or l oans of the compani es named herein or for any other i nvestmen t decisi on. T his document does not consti tute an offer to sel l the securi ti es or l oans of the compani es named herein or a sol i ci tation of proxi es or votes and shoul d not be construed as consi sti ng of i nvestment advice. Goldman Sachs does not provi de accounting, tax, or l egal advice. Private & Confidential

Disclaimer These materials have been prepared and are provided by Goldman Sachs on a conf idential basis solely f or the inf ormation and a ssistance of the board of directors and senior management of Farm Bureau Property & Casualty Insurance Company (the "Company") in connection w ith its consideration of the matters ref erred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Conf idential Inf ormation”) may not be disclosed to any thir d party or circulated or ref erred to publicly or used f or or relied upon f or any other purpose w ithout the prior w ritten consent of Goldman Sachs. 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Process Update On September 4th, Farm Bureau P&C Insurance Company (FBPC) submitted a proposal to acquire all of the outstanding shares of Class A and Class B common stock of FBL Financial Group (FBL) that are not currently owned by FBPC or Iowa Farm Bureau Federation (IFBF) at a purchase price of $47.00 per share in cash — The $47.00 per share price represented a 26.2% premium over the undisturbed closing price of FBL’s Class A common stock as of September 3rd of $37.25, or ~$440mm in aggregate, a 25.6% premium to the stock’s 30-day average price, and a 29.3% premium to the stock’s 60-day average price On October 14th, FBL announced that its Special Committee of the Board of Directors (Special Committee) has retained Sidley Austin as its legal counsel and Barclays as its financial advisor to review, evaluate and respond to the proposal On November 16th, FBL’s Special committee communicated its response in a discussion between Barclays and Goldman Sachs, that it will not be able to support the offer price of $47.00, and made a counter -proposal indicating that a price in the “mid-$50s” could garner their support — Barclays cited a number of qualitative and quantitative reasons related to FBL in their rationale for a higher price — Separately from FBL, Barclays observed that life/annuity stocks have traded up ~15% since the date of our offer — A $55.00 price would imply a 17% “bump” relative to FBPC’s initial $47.00 offer FBL’s stock price has consistently traded above the initial offer of $47.00 a share and is currently trading at $52.47 (November 23rd, highest since offer date), implying the market’s expectation for another bump — Given the uncertainty around a potential deal announcement and an illustrative merger arb spread, the market could potentially expect a final price in the $52-$55 range The purpose of this board meeting is to determine a response to the counter-proposal Note: Market data as of 23 -Nov-2020 3

Review of FBL’s Stock Price and Trading Activity Since Offer FBL Stock Performance Since Offer Market Implied Final Price Average Ke y As s um ptions: $55.00 eek Transaction takes ~1 month to announce and ~4 months to close 1.89 .4% .1% $54.00 FBL’s stock perf ormance if deal f ails is consistent w ith lif e peers Over Undisturbed Price No extraordinary dividend f rom now till transaction close $53.00 Recent cash deal spreads have been trading in the 2% -3% area $ 52.47 $52.00 $ 51.89 Shareholders Receive Q1 2020 Dividend $51.00 100% 95% 90% 85% 80% $ 50.59 1.0% $50.00 $ 49.97 2.5 4.0 $49.00 Shareholders Don’t Receive Q1 2020 Dividend $48.00 100% 95% 90% 85% 80% $47.00 1.0% $ 47.00 2.5 $46.00 Sep-2020 FBL Financial 1 Mo Avg Oct-2020 Offer 1 Week Avg Nov-2020 Avg Since Offer 4.0 Source: Bl oomberg as of 23-Nov-2020 Note: Offer date as of 4 -Sep-2020. Undi sturbed pri ce as of 3-Sep-2020. 4 Closing Price (USD) Illustrative Annualized Spread Illustrative Annualized Spread $ 52.19 $ 52.61 $ 53.07 $ 53.59 $ 54.18 52.51 52.93 53.40 53.92 54.52 52.83 53.25 53.72 54.25 54.85 Probability of Definitive Announcement $ 51.68$ 52.10$ 52.57$ 53.09$ 53.68 52.0052.4252.8953.4254.01 52.3252.7453.2253.7454.34 Probability of Definitive Announcement Today Since Offer 1 Month 1 W Price$ 52.47$ 49.97 $ 50.59 $ 5 % Over Offer11.6%6.3%7.6%10 Additional Premium14.7%8.0%9.6%13 Highest since offer date Undis turbe d Price : $37.25 Original Offe r Pre m ium : 26.2%

The Life and Annuity Industry FBPC’s Offer for FBL Has Rallied Since Performance Since Undisturbed Date 120% 17.0% 16.6% 14.5 % Protection Peers¹ CNO AFLAC Primerica Globe Life Unum 27.9% 20.3 5.8 15.6 21.8 110% 7.4% 4.4 % Cap Intensive Peers² Athene Metlife Prudential Equitable American Equity Life Lincoln Brighthouse 26.0% 23.5 13.0 18.7 16.5 30.6 20.9 100% 90% Cap Light Peers³ Voya Principal Amperiprise 15.5% 19.1 17.5 80% Sep-2020 Oct-2020 Protection Peers¹ S&P 500 Nov-2020 Cap Intensive Peers² FBL Cap Light Peers³ Source: Bl oomberg as of 23-Nov-2020 Note: Offer date as of 4 -Sep-2020. Undi sturbed pri ce as of 3-Sep-2020. ¹ Protecti on Peers i nclude: CNO Fi nancial, Aflac, Pri meri ca, Globe Li fe, Unum. ² Cap Intensi ve Peers i ncl ude: Athene, Metl ife, Prudenti al, Equitable, Ameri can Equity Life, Lincoln Fi nanci al, Bri ghthouse Fi nanci al. ³ Cap Li ght Peers i nclude: Voya, Pri ncipal, Ameri pri se. 5 Indexed Price Total Average19.5 % Cap Light Average17.4 % Cap Intensive Average21.3 % Protection Average18.3 % S&P 5003.5 % Since UndisturbedSince Offer Date (3-Sep)(4-Sep)Last Week FBL40.9% 7.4%0.2 % Protection Peers¹18.314.52.2 Cap Intensive Peers²21.317.03.8 Cap Light Peers³17.416.62.7 S&P 5003.54.4(1.4)

Illustrative Analysis at Various Prices ($ in millions, except per share data) Metric Illustrative Value of FBL Cash need if IFBF rolls stake4 Source: Company fi l i ngs and IBES Note: Market data as of 23-Nov-2020. Anal ysi s i ncludes both Cl ass A and Cl ass B shares. Di fferences i n val ue of acquired stake from03 -Sep-2020 board deck due to update for Q3 2020 di scl osure and refi ned vi ew s on share count. ¹ Aggregate purchase pri ce based on purchase pri ce per share and diluted shares outstanding. 2 Acquired stake excludes IFBF stake, Farm Bureau Mutual stake, RSUs, Di rector Compensati on Pl an, Executive Salary and Bonus Deferred Compensati on Pl an and Executive Excess 401(k) pl an; RSUs, Di rector Compensati on Pl an, Executive Sal ary and Bonus Deferred Compensati on Pl an and Executive Excess 401(k) pl an w ill not be pai d out at cl ose but converted and pai d out according to the ori ginal payout schedule; acquired stake i ncl udes D&O shares and outstanding stock options. 3 COVID date as of 19-Feb-2020 4 Assumes $97mm i n Trust Preferreds and $3mm i n preferred stock stay i n pl ace after transacti on. 6 Purchase Price Per Share Premium to Stock Price Fully Diluted Shares (mm) Aggregate Purchase Price¹ $ 52.47 $ 47.00$ 48.00$ 49.00$ 50.00$ 51.00$ 52.00$ 53.00$ 54.00$ 55.00$ 56.00$ 57.00 (10.4)%(8.5)% (6.6)% (4.7)%(2.8)%(0.9)%1.0% 2.9%4.8%6.7%8.6% 24.624.624.624.624.624.624.624.624.624.624.6 $ 1,154$ 1,179$ 1,203$ 1,228$ 1,253$ 1,277$ 1,302$ 1,326$ 1,351$ 1,375$ 1,400 Value of Stake Value of IFBF's Stake Value of Farm Bureau Mutual's Stake $ 694$ 709$ 724$ 738$ 753$ 768$ 783$ 797$ 812$ 827$ 842 910101010101111111111 Value of Acquired Stake2 443453462471481490500509519528537 Premium to Undisturbed Share Price (03-Sep-2020)$ 37.25 Current Share Price52.47 Offer Price47.00 52-Week High (07-Feb-2020)61.28 30 Day VWAP (03-Sep-2020)37.42 60 Day VWAP (03-Sep-2020)36.35 52-Week Low (18-Mar-2020)29.01 COVID Inception Date³57.89 Price / Earnings 2020E$ 3.82 2021E4.99 Price / Book Value Q3 2020 BV ex. AOCI per share$ 44.52 Q3 2020 BV in. AOCI per share66.21 26.2%28.9%31.5%34.2%36.9%39.6%42.3%45.0%47.7%50.3%53.0% (10.4) (8.5)(6.6) (4.7) (2.8) (0.9)1.0 2.9 4.8 6.78.6 0.02.14.36.4 8.5 10.6 12.814.9 17.019.121.3 (23.3)(21.7)(20.0)(18.4)(16.8)(15.1)(13.5)(11.9)(10.2) (8.6)(7.0) 25.628.330.933.636.339.041.644.347.049.752.3 29.332.034.837.640.343.145.848.651.354.156.8 62.0 65.5 68.972.4 75.8 79.282.786.189.693.096.5 (18.8)(17.1)(15.4)(13.6)(11.9)(10.2)(8.4) (6.7) (5.0) (3.3)(1.5) 12.3 x12.6 x12.8 x13.1 x13.4 x13.6 x13.9 x14.1 x14.4 x14.7 x14.9 x 9.49.69.810.010.210.410.610.811.011.211.4 1.06 x1.08 x1.10 x1.12 x1.15 x1.17 x1.19 x1.21 x1.24 x1.26 x1.28 x 0.710.720.740.760.770.790.800.820.830.850.86 Highly Illustrative for Discussion Purposes Only

Precedent Squeeze Out Transactions – Summary Statistics Insurance2 All Industries US targe ts >$400mm transaction value Acquire r owne rship of Targe t >50% Median Premium¹ (Initial Offer) 14.3% 20.1 % Median Total Increase in Offer Price 3.3% 11.6% 31 transactions (14 in insurance) % of Deals with a Bump 50% 79 % Median Premium¹ (Final Offer) 24.2% 31.0 % Average No. of Price Bumps ~1 ~1 Average Time to Close ~4-5 months ~8-9 months Source: Thomson Reuters ¹ Premi um cal cul ations are determi ned using the offer pri ce rel ati ve to the undisturbed pri ce (T -1). Medi an for fi nal offer take n w ith deals that have pri ce bumps. 2 Insurance transacti ons i ncl ude deals pri or to 2007 that w ere not i ncl uded i n the all i ndustry data 7 All transactions inv olve off the re cord ne gotiations not re flected here Crite ria Summary Statistics from Precedent Squeeze Out Transactions

Observations Regarding Recent Insurance Minority Squeeze-out Transactions Nationwide Mutual / Nationwide Financial Employers Mutual Casualty Company / EMCI Evergreen Parent LP / AmTrust AFG / National Interstate Corporation Alfa Mutual / Alfa Corp Employers Mutual Casualty Group Buye r Evergreen Parent LP Targe t Ye ar 2018 2018 2016 2008 2007 Cons ideration $356 million $1.33 billion $312 million $2.4 billion $840 million % Acquire d 45.7% 45.0% 49.2% 35.7% 47.3 % Initial Pre mium 25.1% 20.7% 32.7% 24.4% 15.8 % Final Pre mium 50.1% 45.3% 41.5% 37.8% 44.7 % Num be r of Bum ps 1 2 2 1 1 M e rger / Te nder Merger Merger Merger Merger Merger M ajority of M inority Yes Yes Yes No No Claus e ? Tim e Be tween Initial and Final ~5 months ~5 months ~8 months ~5 months ~4 months Offe r s Board Support? Yes Yes Yes Yes Yes Signif icant price increase of 20% achieved f rom f irst bid to f inal announcement Bruce Kelley, president, CEO and a director of both EMCI and EMCC board, recused Signif icant involvement f rom activist investors post-announcement Split support; Glass Lew is recommended f or / ISS recommended against Proxy battle / activist involvement can cause material impact to outcome Alleged non-independence of special committee members raised as concern; attracted litigation AFG made an unsuccessful attempt via a tender of f er in 2014; litigation commenced by non-af f iliated director because no special committee w as f ormed; AFG terminated the tender of f er In uncertain market conditions shareholders may be more w illing to accept a low premium w ith cash consideration Need to establish vigorous pattern of negotiations Understand business implications of accepting / rejecting of f er (rating sensitivity, impending business climate, valuation trends) If there is a dif f use shareholder base it may be dif f icult to obtain the necessary levels of shareholder approval f or the transaction Trade-of f betw een negotiated deal and majority of the minority provision Understand business interconnection betw een parent and sub (f inancial, business integration, strategic desires) and motivations of each party himself f rom all of the respective discussions Ke y Trans action Obs e rvations af ter initial f ederal court hearings AFG made another merger proposal in 2016; AFG made f ormation of an independent special committee a condition to negotiation; the 2016 merger w as successful Source for transacti on details: SDC Fi nancial 8

Comparison of Selected Insurance Company Minority Squeeze-outs Final Premium Over Aggregate Consideration (mm) Initial Premium to Final Premium to Initial Premium as % of 52-Week High Inside Ownership Pre-Trans. # of Bumps1 Acquiring Company / Acquired Company 1-Week VWAP Prior to Ann. Undisturbed Stock Price Undisturbed Stock Price Total Bump2 52-Week High Date of Ann. Employers Mutual Casualty Co EMC Insurance Group Inc 16-Nov-18 $ 356 47.7% 16.0% 1 25.1% 50.1% 25.0% (3.3)% 54.3 % Evergreen Parent LP AmTrust Financial Services Inc 9-Jan-18 1,327 41.9 (47.2) 2 20.7 45.3 24.6 (56.1) 55.0 Great American Insurance Group National Interstate Corp 7-Mar-16 312 37.8 10.4 2 32.7 41.5 8.8 3.5 50.8 CNA Financial Corp CNA Surety Corp 1-Nov-10 477 37.4 36.1 1 14.3 37.9 23.6 12.8 62.0 Fairfax Financial Holdings Ltd Odyssey Re Holdings Corp 4-Sep-09 1,050 29.7 19.7 1 19.5 29.4 10.0 10.5 72.2 Nationwide Mutual Nationwide Finl Svcs Inc 10-Mar-08 2,450 31.4 (19.1) 1 24.4 37.8 13.3 (26.9) 64.3 Alfa Mutual Alfa Corp 17-Jul-07 840 43.7 10.8 1 15.8 44.7 28.9 (11.3) 52.7 American Financial Group Inc Great American Finl Res Inc 22-Feb-07 245 14.2 2.3 1 8.6 13.2 4.6 (1.9) 75.7 AIG 21st Century Insurance Co 24-Jan-07 813 33.2 22.6 1 19.0 32.6 13.6 10.0 60.8 Erie Indemnity Co Erie Family Life Insurance Co 21-Mar-06 75 9.8 (0.6) - 6.7 6.7 0.0 (0.6) 75.1 Liberty Mutual Insurance Co Liberty Financial Cos Inc 6-Jun-01 536 (0.0) (29.2) - 23.9 23.9 0.0 (29.2) 65.6 AXA SA AXA Financial Inc 30-Aug-00 11,189 9.6 4.4 1 21.7 24.3 2.6 2.3 54.7 Hartford Fin Svcs Group Inc Hartford Life(ITT Hartford) 27-Mar-00 1,325 26.5 (8.2) 1 3.4 18.6 15.3 (20.0) 81.5 Citigroup Travelers Prop. Casualty Corp 21-Mar-00 2,449 30.5 1.5 - 23.2 23.2 0.0 1.5 85.0 Source: CapIQ, Press Rel eases 1 Does not refl ect off the record negotiations between parties. 2 Assumed bump based on pri ce i ncrease / l i mi ted di sclosure. Selected Minority Squeeze-outs 9 Low (0.0)% (47.2)% - 3.4% 6.7% 0.0% (56.1)% 50.8 % Median 31.0 3.3 1 20.1 31.0 11.6 (1.2) 63.2 High 47.7 36.1 2 32.7 50.1 28.9 12.8 85.0

Selected Minority Squeeze-outs Initial Premium to Undisturbed Stock Price Final Premium to Undisturbed Stock Price Transaction Value ($mm) Inside Ownership Pre-Transaction Acquiring Company / Acquired Company Date of Ann. 5-Oct-20 BridgeBio Pharma Inc / Eidos Therapeutics Inc $ 981 41.1% 41.1% 60.8% 31-Aug-20 27-Feb-20 13-Jan-20 27-Nov-19 18-Oct-18 9-Oct-18 19-Jun-18 17-May-18 17-May-18 17-May-18 9-Jan-18 1-Oct-14 22-Oct-13 7-May-13 13-Dec-12 28-Nov-12 28-Nov-12 23-Feb-11 1-Nov-10 26-Aug-10 5-Apr-10 21-Mar-10 3-Mar-09 12-Aug-08 21-Jul-08 10-Mar-08 17-Jul-07 12-Jul-07 2-Apr-07 Ionis Pharmaceuticals Inc / Akcea Therapeutics Inc Equitrans Midstream Corp / EQM Midstream Partners, LP Brookfield Renewable Partners / TerraForm Power Inc1 KYOCERA Corp / AVX Corp Valero Energy Corp / Valero Energy Partners LP Antero Midstream GP LP / Antero Midstream Partners LP Roche Holdings AG / Foundation Medicine Inc Cheniere Energy Inc / Cheniere Energy Partners LP Enbridge Inc / Spectra Energy Partners LP The Williams Cos Inc / Williams Partners LP Evergreen Parent LP / AmTrust Financial Services Inc Enterprise Products Partners / Oiltanking Partners LP Plains All American Pipeline / PAA Natural Gas Storage LP Pioneer Natural Resources Co / Pioneer Southwest Energy Ptnrs Sprint Nextel Corp / Clearwire Corp GETCO Holding Co LLC / Knight Capital Group Inc Danfoss A/S / Sauer-Danfoss Inc DEP Holdings LLC / Duncan Energy Partners LP CNA Financial Corp / CNA Surety Corp Berkshire Hathaway Inc / Wesco Financial Corp CF Industries Holdings Inc / Terra Industries Inc CONSOL Energy Inc / CNX Gas Corp Magellan Midstream Partners LP / Magellan Midstream Hldg LP Bank of Tokyo-Mitsubishi UFJ / UnionBanCal Corp,CA Roche Holdings AG / Genentech Inc Nationwide Mutual Insurance Co / Nationwide Finl Svcs Inc Alfa Mutual / Alfa Corp LVB Acquisition Inc / Biomet Inc Sam Zell / Tribune Co 445 11,176 1,440 1,031 950 2,769 2,261 580 3,278 10,468 1,327 1,390 761 694 3,330 578 693 1,045 477 545 659 989 533 3,707 46,695 2,450 840 2,046 3,638 59.5 (1.5) 10.9 29.7 7.2 6.5 28.7 1.0 0.0 6.4 20.7 (0.0) 0.2 14.7 20.8 17.8 24.4 28.1 14.3 19.3 0.3 24.2 25.0 8.3 8.8 24.4 15.8 0.5 5.9 59.5 (1.5) 17.4 44.6 7.2 6.5 28.7 10.7 20.9 6.4 45.3 (1.1) 0.2 57.1 108.3 26.3 48.6 34.6 37.9 18.6 0.3 24.2 25.0 26.3 16.1 37.8 44.7 0.5 5.9 75.9 58.5 61.6 72.0 67.5 52.9 55.9 91.9 83.1 73.3 55.0 65.9 61.9 52.4 50.4 58.0 75.6 58.7 62.0 80.1 85.7 82.5 54.6 61.1 52.2 64.3 52.7 80.0 52.5 Source: CapIQ, Press Rel eases Note: Incl udes US targets onl y, w i th >$400mm transacti on val ue, and pre-transaction i nside ow nership of >50%. 1. Al l stock deal w here offer pri ces based on undisturbed share pri ces Selected Minority Squeeze-outs 10 Median 14.5% 24.6% 61.8%

Appendix A: Additional Materials

Review of FBL’s Stock 10-Year History Price Performance 10 Year Price History 10 Year Total Return Performance vs. Peers Since COVID² Performance (%) YTD 1Y 3Y 5Y 10Y FBL Financial¹ Protection Peers³ (31.3)% (32.5)% (24.1)% 0.2 (35.5)% 4.6 (12.8)% 128.2 % Statistic¹ Value $120 400 (4.5) (0.5) 57.1 270.3 132.0 284.4 272.5 500% $110 350 $100 400% 284.4% 272.5% 270.3% $90 300 $80 250 205.3% 300% $70 $60 200 132.0% $ 52.47 150 $50 200% $40 $30 100 100% $20 50 $10 0% $0 0 Nov-2010 Nov-2015 Nov-2020 Nov-2010 Nov-2015 Nov-2020 Cap Intensive Peers4 Cap Light Peers 5 FBL Financial Protection Peers³ S&P 500 Source: Bloomberg as of 23-Nov-2020 1 For FBL, denotes averages and performances as of undisturbed date (3-Sep-2020). 2 COVID date as of 19-Feb-2020. 3 Protection Peers include: CNO Financial, Aflac, Primerica, Globe Life, Unum. 4 Cap Intensive Peers include: Athene, Metlife, Prudential, Equitable, American Equity Life, Lincoln Financial, Brighthouse Financial. 5 Cap Light Peers include: Voya, Principal, Ameriprise. Additional Materials 12 Volume (000) Closing Price (USD) Indexed Price Cap Intensive Peers4 (12.7) (6.8) (4.7) (11.8) 9.7 Cap Light Peers5 (1.6) 2.6 7.0 17.3 51.4 S&P 500 7.2 12.6 17.2 46.0 89.6 1M Average $ 37.18 3M Average 36.23 Average Since COVID² 37.66 6M Average 36.78 1Y Average 45.53 3Y Average 59.21 5Y Average 58.51 10Y Average 45.35 Total s hare - holde r re turn has unde r - pe rforme d pe e rs , e s pe cially ove r las t 2-3 ye ars Date of Offer: 4-Sep-2020

FBL’s Historical Valuation Levels 10-Year History – NTM Price / Earnings 25.0x offer of 9.8x 20.0x 15.0x x x x 10.0x x 5.0x 0.0x Nov-2010 Jul-2012 Mar-2014 Nov-2015 Jul-2017 Mar-2019 Nov-2020 Cap Light Peers 4 FBL Financial Protection Peers² Cap Intensive Peers³ Source: Bl oomberg as of 23-Nov-2020 1 For FBL, denotes averages as of undi sturbed date (3-Sep-2020). 2 Protecti on Peers i nclude: CNO Fi nanci al, Afl ac, Pri meri ca, Gl obe Life, Unum. 3 Cap Intensi ve Peers i ncl ude: Athene, Metl i fe, Prudential, Equitable, Ameri can Equity Life, Li ncoln Fi nancial, Bri ghthouse Fi nanci al. 4 Cap Li ght Peers i ncl ude: Voya, Pri nci pal, Ameri pri se. Additional Materials 13 NTM-Time Weighted P/E Multiple NTM P/E for $47/share: Current / 3-Sep / Average Current 3-Sep 10Y Avg. 10Y Avg. YTD 1Y 2Y 3Y 5Y 10Y FBL Financial¹ 10.7 x 7.7 x 85.9% 62.0% 8.7 x 9.7 x 11.6 x 13.1 x 13.9 x 12.5 x Protection Peers² 10.0 8.2 91.9 75.0 8.9 9.2 10.4 10.9 11.4 10.9 Cap Intensive Peers³ 6.2 4.8 82.7 64.4 4.8 4.9 5.6 6.5 7.3 7.5 Date of Offer: 4-Sep-2020 Cap Light Peers4 10.2 8.9 100.6 87.6 8.3 8.4 8.6 9.1 9.7 10.1 10.7 10.2 10.0 6.2

FBL’s Historical Valuation Levels 10-Year History – Price / Book (ex. AOCI) 3.00x 2.50x 2.00x x 1.50x x x 1.00x x 0.50x 0.00x Nov-2010 Jul-2012 Mar-2014 Nov-2015 Jul-2017 Mar-2019 Cap Light Peers 4 Nov-2020 FBL Financial Protection Peers² Cap Intensive Peers³ Source: Bl oomberg as of 23-Nov-2020 1 For FBL, denotes averages as of undi sturbed date (3-Sep-2020). 2 Protecti on Peers i nclude: CNO Fi nanci al, Afl ac, Pri meri ca, Gl obe Life, Unum. 3 Cap Intensi ve Peers i ncl ude: Athene, Metl i fe, Prudential, Equitable, Ameri can Equity Life, Li ncoln Fi nancial, Bri ghthouse Fi nanci al. 4 Cap Li ght Peers i ncl ude: Voya, Pri nci pal, Ameri pri se. Additional Materials 14 P/B (ex AOCI) Average Current 3-Sep 10Y Avg. 10Y Avg. YTD 1Y 2Y 3Y 5Y 10Y Current / 3-Sep / FBL Financial¹ 1.19 x 0.84 x 92.9% 65.6% 0.94 x 1.05 x 1.29 x 1.44 x 1.50 x 1.28 x Protection Peers² 1.28 1.17 81.5 74.5 1.24 1.29 1.52 1.57 1.61 1.57 Cap Intensive Peers³ 0.82 0.68 85.7 71.8 0.65 0.67 0.77 0.88 0.93 0.95 Date of Offer: 4-Sep-2020 Cap Light Peers4 1.70 1.37 130.8 105.3 1.22 1.21 1.17 1.23 1.31 1.30 1.70 1.28 1.19 0.82 P/B for offer of $47/share: 1.06x

Life Industry Valuation Multiples Comparison of Selected Companies P/B vs. ROE Regression – Value Map Equity Market Cap LTM ROE Dividend P/E PRI, AMP % of 52 Wk. High P/B Debt to Capital¹ 2.00 x Company 2021E (ex. AOCI) 2021E Yield 1.80 x Protection Peers 1.60 x Aflac $ 31,438 81.1% 9.1 x 1.28 x 12.9% 2.5% 23.8 % Globe Life 10,144 85.1 12.5 1.79 10.8 0.8 25.5 1.40 x Primerica 5,262 96.7 12.3 3.23 24.1 1.2 18.7 Unum 4,593 72.2 4.3 0.44 9.6 5.1 24.5 1.20 x CNO 3,047 100.0 10.1 0.93 7.8 2.1 23.2 1.00 x Capital Intensive Accumulation Peers MetLife $ 43,190 89.7% 7.5 x 0.82 x 10.7% 3.9% 20.6% 0.80 x Prudential 30,588 77.9 6.5 0.84 11.9 7.1 36.6 Equitable 11,253 92.3 4.8 0.86 16.5 2.6 21.9 0.60 x Athene 9,184 89.4 5.6 0.82 12.4 0.0 9.5 Lincoln National 9,098 76.2 4.9 0.66 12.0 3.4 32.8 0.40 x urbed sc) to sion² Brighthouse 3,336 78.0 3.2 0.29 7.5 0.0 23.5 American Equity Life 2,516 81.1 6.3 0.76 10.4 1.1 12.5 0.20 x 20.2)% 24.5) 28.4) Capital Light Accumulation Peers 0.00 x Ameriprise $ 22,476 98.8% 10.0 x 4.05 x 35.3% 2.2% 35.3% 4.0% 8.0% 12.0% 2021E ROE 16.0% 20.0 % Principal 14,081 88.7 8.4 1.01 11.2 4.4 23.8 VOYA 7,733 90.1 10.0 1.70 9.1 1.0 33.1 Protection Peers Cap Light Peers Cap Intensive Peers Source: IBES, Capi tal IQ, Bl oomberg as of 23-Nov-2020 1 Cal cul ated as debt di vided by total capitalizati on excl . AOCI. 2 Undi sturbed date as of 3 -Sep-2020. Additional Materials 15 P/B (ex. AOCI) Overall Median 88.7% 7.5 x 0.86 x 11.2% 2.2% 23.8 % Median - Capital Light Accumulation Peers 93.8% 10.0 x 1.70 x 11.2% 2.2% 33.1 % Median - Capital Intensive Accumulation Peers 81.1% 5.6 x 0.82 x 11.9% 2.6% 21.9 % Median - Protection Peers 85.1% 10.1 x 1.28 x 10.8% 2.1% 23.8 % FBL Financial (Current) $ 1,289 91.9% 10.5 x 1.19 x NA 3.8% 8.2 % FBL Financial (Undisturbed)2 914 64.2 7.5 0.84 NA 5.3 8.2 y = 0.1214x - 0.0948 R² = 0.7519 GL VOYA AFL PFG CNO PRU ATH METEQH LNC UNMCurrent Undist Regression-Prem/(Disc) to Prem/(Di ROE Implied P/B Regression Regres 9.5% 1.06 x 12.1% ( 10.0 1.12 6.1 ( 10.5 1.18 0.6 (